Exhibit 24.2

                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in this Annual Report on Form 10-KSB/A of Stratabase for the year ended December 31, 2002 and to the incorporation by reference in Registration Statement Numbers 333-54482 and 333-82578 on Forms S-8 of our report dated February 26, 2003.

/s/ Moss Adams LLP

Portland, Oregon
July 16, 2003